                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-12

                                NATCO Group Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11 (c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

         (1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

         (5) Total fee paid:

         ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         ----------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

         (3) Filing Party:

         ----------------------------------------------------------------------

         (4) Date Filed:

         ----------------------------------------------------------------------

                                [NATCOGROUPLOGO]

                                NATCO GROUP INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001

To the Stockholders of
NATCO Group Inc.:

     NOTICE IS HEREBY GIVEN THAT the 2001 Annual Meeting of Stockholders of NATCO Group Inc., a Delaware corporation (the "Company" or "NATCO"), will be held at the Sheraton Houston Brookhollow Hotel, 3000 North Loop West, Houston, Texas on the 24th day of May 2001 at 10:00 a.m., local time (the "Annual Meeting") for the following purposes:

          (1) To elect two (2) Class III members of the Board of Directors;

          (2) To ratify the appointment of KPMG LLP as independent accountants for the year ended December 31, 2001;

          (3) To approve the 2001 Stock Incentive Plan; and

          (4) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Company has fixed the close of business on April 13, 2001 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time; unless so revoked, the shares of common stock represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder's proxy, the proxy will be voted FOR the nominees for director named in the attached Proxy Statement, FOR the ratification of the appointment of the independent certified public accountants for the Company named in such Proxy Statement and FOR the approval of the 2001 Stock Incentive Plan named in the attached Proxy Statement. The list of stockholders of the Company may be examined at the offices of the Company beginning on May 14, 2001 and at the Annual Meeting.

     Further information regarding the Annual Meeting is set forth in the attached Proxy Statement.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.

                                            By Order of the Board of Directors

                                            Sincerely,

                                            /s/ J. Michael Mayer
                                            J. Michael Mayer
                                            Senior Vice President and
                                            Chief Financial Officer

April 16, 2001

                                NATCO GROUP INC.
                        2950 NORTH LOOP WEST, SUITE 700
                              HOUSTON, TEXAS 77092

                                PROXY STATEMENT
                                    for the

                         ANNUAL MEETING OF STOCKHOLDERS

     The following information is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of NATCO Group Inc. (the "Company" or "NATCO") to be voted at the annual meeting of stockholders of the Company (the "Annual Meeting"), which will be held at the Sheraton Houston Brookhollow Hotel, 3000 North Loop West, Houston, Texas on the 24th day of May 2001, at 10:00 a.m. local time, for the following purposes:

          1. To elect two (2) Class III members of the Board of Directors;

          2. To ratify the appointment of KPMG LLP as independent accountants for the year ended December 31, 2001;

          3. To approve the 2001 Stock Incentive Plan; and

          4. To consider and act upon other such business as may properly come before the meeting or any adjournment thereof.

     You may revoke your proxy at any time before it is exercised by: (1) sending a written statement revoking your proxy to the Secretary of the Company;
(2) submitting a properly signed proxy with a later date; or (3) voting in person at the Annual Meeting. If you return your signed proxy to us before the Annual Meeting, we will vote your shares as you direct. If you do not specify on your proxy card how you want to vote your shares, we will vote them "for" the election of all nominees for director as set forth under "Proposal 1: Election of Directors," "for" the ratification of the appointment of KPMG LLP as independent accountants as set forth under "Proposal 2: Appointment of Auditors" and "for" the approval of a stock incentive plan, as set forth under "Proposal 3: Approval of the 2001 Stock Incentive Plan." If any other business is brought before the meeting, any unspecified proxies will be voted in accordance with the judgment of the persons voting those shares.

     The cost of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company without additional compensation, by personal interview, telephone, telegram, or other means of electronic communication. Arrangements also may be made with brokerage firms and other custodians, dealers, banks and trustees, or their nominees who hold the voting securities of record, for sending proxy materials to beneficial owners. Upon request, the Company will reimburse the brokers, custodians, dealers, banks, or their nominees for their reasonable out-of-pocket expenses. In addition, the Company has retained ChaseMellon Shareholder Services LLC to assist in the solicitation of proxies, for which the Company will pay an estimated fee of $4,500.

     NATCO Group Inc.'s Form 10-K for the year ended December 31, 2000, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. This form does not constitute a part of the proxy soliciting material.

     This proxy statement and the enclosed form of proxy was mailed to stockholders beginning April 24, 2001.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     Only holders of record of Class A common stock, par value $.01 ("Class A Common Stock"), and Class B common stock, par value $.01 ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), of the Company on April 13, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On April 13, 2001 there were

15,027,625 shares of Class A Common Stock and 708,394 shares of Class B Common Stock issued and outstanding, which constituted the only outstanding voting securities. Each share of Common Stock has one vote. The presence, in person or by proxy, of the holders of a majority of all the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment or postponement thereof. Abstentions and broker non-votes will be counted in determining whether or not there is a quorum at the Annual Meeting.

     The Company has two classes of common stock. The only differences between the Class A Common Stock and the Class B Common Stock are the rights of the holders of Class B Common Stock:

     - to elect a director to the Company's board; and

     - to vote as a class with respect to any charter amendment that would authorize additional Class B Common Stock or would adversely affect the Class B security holder's right to elect a director.

     The rights attaching to the Class B Common Stock are personal to the initial holders of shares of that class and will not, with express exceptions, continue to attach to shares transferred to others. Each share of Class B Common Stock may be converted at any time into one share of Class A Common Stock. On January 1, 2002, the Class B Common Stock converts automatically into Class A Common Stock to constitute a single class of common stock. Prior to that date, any shares of Class B Common Stock will convert automatically into Class A Common Stock upon their disposition by the holders of such shares.

REQUIRED VOTES

     A plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the two nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election by the holders of record of Common Stock on April 13, 2001 shall be duly elected directors upon completion of the vote tabulation at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of all other items being submitted to the stockholders for their consideration. Abstentions will be considered present for purposes of calculating the vote, but will not be considered to have been voted in favor of the matter voted upon, and broker non-votes will not be considered present for purposes of calculating the vote.

STOCKHOLDER LIST

     A copy of the list of stockholders entitled to vote at the Annual Meeting will be available for inspection by qualified stockholders for proper purposes at the offices of the Company during normal business hours beginning on May 14, 2001 and at the Annual Meeting.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors will be comprised of seven members. The seven members are divided into three classes having two members in Class I, three members in Class II and two members in Class III. Each class is elected for a term of three years, so that the term of one class of directors expires at each annual meeting of stockholders.

NOMINEES

     Two directors are to be elected at the Annual Meeting. The Board of Directors has nominated Nathaniel A. Gregory and Herbert S. Winokur, Jr. to fill the two expiring Class III positions on the Board of Directors, to hold office for three-year terms expiring at the annual meeting of stockholders in 2004, and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal. The enclosed proxy (unless otherwise directed, revoked or suspended) will be voted for the election of the two nominees for director.

     Although the Company knows of no reason why any of the nominees might be unable or refuse to accept nomination or election, if any nominee should be unable to serve as a director, the shares represented by proxies will be voted for the election of a substitute nominated by the Board of Directors. Set forth below are the names of, and certain information with respect to, the Company's executive officers and directors, including the two nominees for election to the Class III positions on the Board of Directors.

NAME                               AGE              POSITION(S)                COMMITTEE(S)
----                               ---              -----------                ------------
Nathaniel A. Gregory*............  52    Chairman of the Board and Chief     Executive
                                           Executive Officer (Class III --     (Chairman)
                                           term expiring in 2001)
Patrick M. McCarthy..............  56    Director and President (Class       Executive
                                         I -- term expiring in 2002)
Keith K. Allan...................  61    Director (Class II -- term          Audit (Chairman)
                                         expiring in 2003)
Howard I. Bull...................  60    Director (Class II -- term          Compensation
                                         expiring in 2003)
John U. Clarke...................  48    Director (Class I -- term           Audit
                                         expiring in 2002)
George K. Hickox, Jr.............  42    Director (Class II -- term          Audit
                                         expiring in 2003)
Herbert S. Winokur, Jr. *........  57    Director (Class III -- term         Compensation
                                         expiring in 2001)                     (Chairman);
                                                                               Executive
James Crittall...................  57    President of NATCO Canada
Robert A. Curcio.................  44    Senior Vice
                                         President -- Technology and
                                           Product Development
Byron J. Eiermann................  53    Senior Vice
                                         President -- Southeast Asia
J. Michael Mayer.................  44    Senior Vice President and Chief
                                           Financial Officer
Peter Michaluk...................  46    Senior Vice President -- Europe
                                         and Middle East
Richard D. Peters................  41    Senior Vice President -- Americas
C. Frank Smith...................  49    President of NATCO -- U.S.
David R. Volz, Jr................  47    President of TEST
Joseph H. Wilson.................  48    Senior Vice
                                         President -- Marketing

---------------

 *  Nominee for election at the Annual Meeting.

     Nathaniel A. Gregory. Chairman of the Board and Chief Executive Officer of the Company since April 1993. Prior to joining the Company, Mr. Gregory held a number of positions in both the engineering and construction industries and in investment banking. Mr. Gregory also serves as a director of Mrs. Fields' Holding Company, Inc.

     Patrick M. McCarthy. Director of the Company since February 1998 and President since December 1997. Mr. McCarthy served as Executive Vice President, with marketing and operations responsibilities for the Company, from November 1996 to December 1997 and as Senior Vice President -- Marketing from June 1994 to November 1996. Prior to joining the Company in June 1994, Mr. McCarthy was Vice President -- Worldwide Oil and Gas at ABB Lummus Crest, an engineering and construction company.

     Keith K. Allan. Chairman of the Company's Audit Committee and Director since February 1998. Mr. Allan was a director of NATCO (U.K.) Ltd. from October 1996 to January 1998. From February 1993 to August 1996, he was Technical Director in the North Sea for Shell U.K. Exploration and Production. Prior thereto, he served in a number of positions for Royal Dutch/Shell Group, which he joined in 1965.

     Howard I. Bull. Director of the Company since February 1998. From April 1994 to June 1997, Mr. Bull was President, Chief Executive Officer and a director of Dal-Tile International, Inc., a manufacturer and distributor of ceramic tile. From May 1992 to February 1993, Mr. Bull was President of the Air Conditioning Group of York International Corporation, a producer of heating, air conditioning and refrigeration systems and equipment, and was President of its Applied Systems Division from November 1990 to May 1992. From February 1979 to November 1990, Mr. Bull was employed by Baker Hughes, Inc. in several executive positions. Mr. Bull is a director of Marine Drilling Companies, Inc. and National-Oilwell, Inc.

     John U. Clarke. Director of the Company since February 2000. Since July 2000, Mr. Clarke has served as a Managing Director of L.E. Simmons & Associates Incorporated, a private equity fund manager and the ultimate general partner of SCF Partners, a family of private equity funds that focus on energy related investments. Prior to that, Mr. Clarke was Executive Vice President of Dynegy, Inc. Mr. Clarke joined NGC Corporation, the predecessor of Dynegy Inc., in April 1997, as Senior Vice President and Chief Financial Officer. Prior to joining Dynegy, Mr. Clarke was a managing director and co-head of a specialty energy-practice group with Simmons & Company International, an investment-banking firm. He previously had served as President of Concept Capital Group, Inc., a financial advisory firm formed by Mr. Clarke in May 1995. Mr. Clarke was Executive Vice President and Chief Financial and Administrative Officer with Cabot Oil & Gas Corporation from August 1993 to February 1995, and worked for Transco Energy Company from April 1981 to May 1993, last serving as Senior Vice President and Chief Financial Officer. Mr. Clarke began his professional career with Tenneco Inc. in January 1977.

     George K. Hickox, Jr. Director of the Company since November 1998. Since May 2000, Mr. Hickox has served as Chairman and Chief Executive Officer of The Wiser Oil Company, an independent oil and gas exploration and production company. Since September 1991, Mr. Hickox has served as a general partner of Heller Hickox Dimeling Schreiber and Park, a partnership specializing in energy investments. Mr. Hickox also served as a director of Cynara prior to its acquisition by the Company in November 1998. He presently serves as an officer and director of several privately held companies.

     Herbert S. Winokur, Jr. Director of the Company since its formation in 1989. Since 1987, Mr. Winokur has served as Chairman and Chief Executive Officer of Capricorn Holdings, Inc., a private investment company, and Managing General Partner of Capricorn Investors, L.P. ("Capricorn I") and Capricorn Investors II, L.P. ("Capricorn II"), private investment partnerships concentrating on investments in restructure situations, organized by Mr. Winokur in 1987 and 1994, respectively. Prior to his current appointment, he was Senior Executive Vice President and director of Penn Central Corporation. Mr. Winokur is also a director of Enron Corp., Mrs. Fields' Holding Company, Inc., CCC Information Services Group, Inc. and DynCorp.

     James Crittall. President of NATCO Canada since November 1996. Mr. Crittall was also Vice President of Technical Operations for NATCO Canada from December 1992 to October 1996. Mr. Crittall joined National Tank Company in 1971 and has served in several managerial positions, including Manager of Engineering and Sales and Manager of Engineering for NATCO Canada, Ltd.

     Robert A. Curcio. Senior Vice President -- Technology and Product Development of the Company since May 1998. Prior to joining the Company, Mr. Curcio spent 20 years at Exxon Corporation and its affiliates. Mr. Curcio was Global Markets Manager -- Heavy Duty Diesel Additives of Exxon Chemical Co.'s PARAMINS division from February 1996 to May 1998. From January 1995 to February 1996, Mr. Curcio served as Global Markets Manager -- Specialty and Niche Additives of PARAMINS. From July 1992 to January 1995, Mr. Curcio served as PARAMINS' Product Manager -- Large Engine Additives. Prior to July 1992, Mr. Curcio held a number of other positions in marketing, management and engineering.

     Byron J. Eiermann. Senior Vice President -- Southeast Asia of the Company since February 2001 and Project Director for the CTOC project since October 1999. From July 1994 to January 2001, Mr. Eiermann has served as Vice President and Managing Director of various subsidiaries of the Company. He joined the Company in February 1994 as Vice President of Worldwide Sales and Marketing. From January 1983 to February 1994, Mr. Eiermann held various managerial positions with Hudson Engineering Corporation, a construction engineering company.

     J. Michael Mayer. Senior Vice President and Chief Financial Officer since September 1999. Prior to joining the Company, Mr. Mayer served as Chief Financial Officer of Cardinal Services, Inc., an oil-field service company, from July 1998 to July 1999. From July 1997 to June 1998, Mr. Mayer served as Chief Financial Officer of Phoenix Energy Services, LLC, a manufacturer of drilling equipment and a provider of directional drilling services. From April 1994 to July 1997, Mr. Mayer served as Chief Financial Officer of Haltermann, Ltd., a custom chemical manufacturer. From December 1984 to April 1994, Mr. Mayer was employed by Baker Hughes Inc. in several senior financial positions within its operations.

     Peter Michaluk. Senior Vice President -- Europe and Middle East since March 2001. From 1994 until March 2001, Mr. Michaluk served as Managing Director of Axsia Group Limited ("Axsia"). He joined Axsia in 1978 as a process engineer and has held various technical and managerial positions with Axsia since that time.

     Richard D. Peters. Senior Vice President -- Americas since March 2001 and Senior Vice President -- Engineering from July 2000 to March 2001. From November 1997 to July 2000, he served as President of Cynara. Mr. Peters served as Chief Financial Officer of Cynara from June 1996 to October 1997 and as Project Manager and Accounting Coordinator from February 1991 to May 1996.

     C. Frank Smith. President of NATCO-U.S. since January 1998. Mr. Smith served as Senior Vice President -- Sales and Service from September 1993 to December 1997 and as the Northern Region Director of the Sales and Service Centers from April 1992 to September 1993.

     David R. Volz, Jr. President of TEST since the Company acquired TEST in June 1997. Mr. Volz joined TEST in 1976 as a Technical Specialist and has held a number of positions of increasing responsibility prior to serving as President.

     Joseph H. Wilson. Senior Vice President -- Marketing of the Company since April 1999. Prior to joining the Company, Mr. Wilson served as Strategic Accounts Manager of Baker Hughes Inc., with responsibilities for strategic business development, from January 1999 to April 1999. From January 1997 to January 1999, Mr. Wilson served as Gulf Coast Region Manager of Baker Hughes INTEQ's fluids, directional drilling and MWD business. From January 1994 to January 1997, Mr. Wilson was Director of Sales and Systems Marketing for all of INTEQ. Prior to January 1994, Mr. Wilson held a number of positions in sales, operations and marketing with Baker Hughes INTEQ, Baker Sand Control and BJ Services.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

COMMITMENTS TO ELECT DIRECTORS

     The Company has entered into an agreement with Capricorn I and Capricorn II regarding the election of Class III directors. This agreement states that, so long as Capricorn I and Capricorn II together own 20% or more of the Company's outstanding common stock, the individuals designated by Capricorn I and Capricorn II for election as the Class III directors will be nominated when that class stands for election. If the class should be enlarged, the Company will be obligated to nominate only the two individuals so designated. If it should be reduced to one, the obligation will be to nominate one individual so designated as a Class III director and one as a Class II director. If a vacancy should arise in Class III, the Company has agreed to elect an individual designated by Capricorn I and Capricorn II to fill the vacancy.

     The holders of the Class B Common Stock have the right, voting separately as a class, to elect, by majority vote, one person to the Company's Board of Directors. The person so elected may be removed only by the affirmative vote of the holders of a majority of the Class B Common Stock. The individual currently elected to that position on the Company's board is George K. Hickox, Jr. The Class B Common Stock converts to Class A Common Stock constituting a single class of common stock on January 1, 2002. The class of directors of which Mr. Hickox is a member stands for reelection at the annual stockholders meeting to be held during 2003.

COMMITTEES AND BOARD MEETINGS

     The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee, and the Executive and Nominating Committee.

     The Company's audit committee consists of Messrs. Allan, Clarke and Hickox, each of whom is a non-employee director. The audit committee, which is chaired by Mr. Allan, meets separately with representatives of the Company's independent auditors and with representatives of senior management in performing its functions. The audit committee reviews the general scope of audit coverages, the fees charged by the independent auditors, matters relating to internal control systems and other matters related to accounting and reporting functions.

     The Company's compensation committee consists of Messrs. Bull and Winokur, each of whom is a non-employee director. The compensation committee, which is chaired by Mr. Winokur, administers the stock option plans, and in this capacity makes all option grants or awards to employees, including executive officers, under the plans. In addition, the compensation committee is responsible for making recommendations to the board of directors with respect to the compensation of the Company's chief executive officer and its other executive officers and for establishing compensation and employee benefit policies.

     The Company's executive and nominating committee consists of Messrs. Gregory, McCarthy and Winokur. The executive and nominating committee, which is chaired by Mr. Gregory, is authorized to exercise the powers of the board during the intervals between the meetings of the board. The executive and nominating committee also reviews the qualifications of potential candidates for the board, evaluates the performance of incumbent directors and recommends to the board nominees for election to the board at the annual meeting of stockholders. The executive and nominating committee does not consider nominees recommended by stockholders.

     During 2000, the entire Board of Directors held four meetings, the audit committee held four meetings and the compensation committee held one meeting. The executive and nominating committee held no meetings during 2000. Each of the directors attended at least 75 percent of the meetings of the board and the committee of the board on which they served.

AUDIT COMMITTEE REPORT

     The Audit Committee operates under a charter adopted by the Board of Directors on May 2, 2000, which is appended hereto as Appendix A. The Audit Committee met four times during 2000 with the Company's financial management and the independent certified public accountants of the Company, KPMG LLP, to provide oversight to the financial reporting process and internal control structure. KPMG LLP met with the Audit Committee, without Company management representatives, to discuss the results of their examinations and their opinions on the adequacy of internal controls and quality of reporting.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2000. In addition, the Audit Committee has discussed with KPMG LLP matters required by Statement on Auditing Standards No. 61.

     The Audit Committee also received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP their independence. The Audit Committee has also discussed with management of the Company and KPMG LLP such other matters and received such assurances from these parties that they deemed appropriate.

     Based on the foregoing review and discussions, the Audit Committee has recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report for the year ended December 31, 2000 on Form 10-K, filed with the SEC.

     The Audit Committee also considered whether the provision of the non-audit services listed below is compatible with maintaining the independence of KPMG LLP.

     Audit Fees. The audit fees billed to the Company by KPMG LLP for the year ended December 31, 2000 totaled $261,982.

     Financial Information Systems Design and Implementation Fees. KPMG LLP did not provide such services to the Company for the year ended December 31, 2000.

     All Other Fees. All other fees billed to the Company by KPMG LLP for the year ended December 31, 2000 for services other than those disclosed above totaled $196,413.

     The Audit Committee:

        Keith K. Allan (Chairman)
        John U. Clarke
        George K. Hickox, Jr.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's philosophy regarding the Company's executive compensation program has been to design a compensation package that will attract and retain key executives focused on the Company's annual growth and long-term strategy. The Compensation Committee intends to achieve this objective through payment of a compensation package that approximates the industry median but that is weighted to the performance of the Company. Base pay, bonus awards and stock options are intended to be competitive compared to peer-company data.

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee establishes specific compensation levels for executive officers and other key personnel and administers the Company's stock award plans.

     In 2000, pursuant to a previous employment agreement, the Company's chief executive officer, Mr. Gregory, received a bonus of $1,248,000 million as a result of the issuance of Class A Common Stock in the Company's initial public offering in January 2000. This bonus was not designed as part of the Company's continuing executive compensation plan and has not been regarded by the Compensation Committee as such.

     Base Salary. Executive officer base salaries are based on a subjective evaluation considering peer-company data, the executive's performance and the length of time the executive has been in the position. Base compensation is reviewed annually by the Compensation Committee and adjusted accordingly to reflect market conditions and each executive officer's contribution to the performance of the Company.

     Bonus Awards. Bonus awards are linked to the achievement of Company-wide and individual performance goals and are designed to put a significant portion of total compensation at risk. Under the bonus plan, a bonus target is established for each executive officer based upon a review of the competitive data for that position, level of responsibility and ability to impact the Company's success. In 2000, the individual targets range up to 60% of base salary. The actual amount of the bonus award is based on the Company's achievement of these performance goals. Conversely, if the Company does not attain these performance goals, the executive receives no bonus or a reduced bonus. The Company defers payment of 40% of the current year bonus award until the following year. The Compensation Committee reviews and approves the payment of the bonus awards.

     Stock Options. The Company makes certain stock-based awards under the Stock Incentive Plan to align the interests of executive officers with those of stockholders. The Compensation Committee annually reviews competitive market data to determine appropriate stock awards based on the executive's position and the market value of the stock. In addition, the Compensation Committee considers previous stock grants when determining grant size for executive officers. Under the Stock Incentive Plan, the Company has granted stock options, which vest over multiple years at the fair market value of the common stock on the date of grant. The number of options granted to Mr. Gregory is listed in the Executive Compensation Table.

     Compensation of the Chief Executive Officer. Mr. Gregory's compensation in 2000, including base salary, bonus award and stock option grant, was determined by the same framework established for all executive officers of the Company. His base salary, bonus award target and stock option grant did not change in 2000 from 1999.

     The Compensation Committee:

        Herbert S. Winokur, Jr. (Chairman)
        Howard I. Bull

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, the Company's compensation committee consisted of Messrs. Bull and Winokur, each of whom is a non-employee director. There were no compensation committee interlock relationships or insider participation in compensation arrangements for the year ended December 31, 2000.

     See "Certain Relationships and Related Transactions" for information regarding certain transactions between the Company and Mr. Winokur.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive a retainer or fees for service on the board or any committees. The Company pays non-employee members of the board for their service as directors. Directors who are not employees receive a quarterly fee of $9,000 and a fee of $500 for attendance at each meeting of the board. In addition, pursuant to the 1998 Director Stock Option Plan, each non-employee director who is re-elected as a director after completing at least one year of service as a director will receive, on the date of reelection, a stock option to purchase 2,667 shares of Common Stock at the market price on the date of grant. Some non-employee directors have also been awarded initial stock options, which vest over a period of two and one-half years, to purchase 6,667 shares of Common Stock at a price of $8.81 per share. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees and for other reasonable expenses related to the performance of their duties as directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 13, 2001 by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, (iii) each of the Named Executive Officers (as defined in "Executive Compensation" below), and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares indicated as owned by such person.

                                                                                PERCENTAGE
                                                                   NUMBER OF   BENEFICIALLY
CLASS                     BENEFICIAL OWNER(1)                       SHARES        OWNED
-----                     -------------------                      ---------   ------------
 A      Capricorn II(4).........................................   3,087,021       18.6%
 A      Capricorn Holdings, Inc.(4).............................   1,835,951       11.1%
 A      Wellington Management Company, LLP(5)...................   1,298,400        7.8%
 A      Nathaniel A. Gregory(2)(6)..............................   4,233,804       25.6%
 A      Patrick M. McCarthy(6)..................................     178,168        1.1%
 A      C. Frank Smith(6).......................................      47,118      *
 A      David R. Volz, Jr.(6)...................................      50,001      *
 A      Robert A. Curcio(6).....................................      28,667      *
 A      Keith K. Allan(6).......................................      10,002      *
 A      Howard I. Bull(6).......................................      10,002      *
 A      John U. Clarke(6).......................................      13,335      *
 A      George K. Hickox, Jr.(6)................................     213,020        1.3%
 A      Herbert S. Winokur, Jr.(3)(4)...........................   4,952,735       29.9%
A,B     All Directors and Executive Officers as a Group (16                        40.9%
        persons)................................................   6,775,418

---------------

 *  Indicates ownership of less than one percent of Common Stock outstanding

(1) Shares are considered "beneficially owned," for purposes of this table, if the person directly or indirectly has sole or shared voting and investment power with respect to such shares, and/or if a person has the right to acquire shares within 60 days of the date of record, April 13, 2001. Shares above which meet this 60 day criteria include: (1) Mr. Gregory, 226,863; (2) Mr. McCarthy, 166,668; (3) Mr. Smith, 45,418; (4) Mr. Volz, 50,001; (5) Mr.
    Curcio, 26,667; (6) Mr. Allan, 10,002; (7) Mr. Bull, 10,002; (8) Mr. Clarke,
    3,335; (9) Mr. Hickox, 3,335; (10) Mr. Winokur, 3,335; and (11) all
    Directors and executive officers as a group, 655,629.

(2) Mr. Gregory's beneficial ownership includes 3,087,021 shares associated with his affiliation with Capricorn II.

(3) Mr. Winokur's beneficial ownership of 4,952,735 is associated with the following affiliations: Capricorn II, a Delaware limited partnership of which Capricorn Holdings, LLC is a general partner, (3,087,021 shares); Capricorn Holdings, Inc., a Delaware corporation of which Mr. Winokur is the chairman and chief executive officer, (1,835,951 shares); and personal holdings, excluding vested stock options (26,428 shares).

(4) The address of each of Capricorn Holdings, Inc., Capricorn Investors II, L.P. and Mr. Winokur is 30 East Elm Street, Greenwich, Connecticut 06830.

(5) Of the 1,298,400 shares indicated as beneficially owned by Wellington Management Company, LLP, located at 75 State Street, Boston, Massachusetts, 02109, Wellington Management Company, LLP has shared voting power with respect to 1,192,500 of such shares and shares investment power with respect to all of such shares.

(6) The address of each of Messrs. Gregory, McCarthy, Smith, Volz, Curcio, Allan, Bull, Clarke and Hickox is 2950 N. Loop West, Suite 700, Houston, Texas 77092.

                             EXECUTIVE COMPENSATION

     The following table presents information concerning compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company during fiscal year 2000, (the "Named Executive Officers"):

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                     ------------
                                                       ANNUAL COMPENSATION            SECURITIES
NAME AND                               FISCAL   ---------------------------------     UNDERLYING     ALL OTHER
PRINCIPAL POSITION                      YEAR     SALARY      BONUS       OTHER($)     OPTIONS(#)    COMPENSATION
------------------                     ------   --------   ----------    --------    ------------   ------------
Nathaniel A. Gregory.................   2000    $350,007   $1,398,751(1) $74,079(2)     50,000        $  9,228(3)
  Chairman and Chief Executive
    Officer                             1999     363,468      167,160         --        50,000         556,900(4)(5)
Patrick M. McCarthy..................   2000     270,207      102,987         --            --           9,251(3)
  Director and President                1999     223,273       97,532         --        50,000           6,400(5)
C. Frank Smith.......................   2000     184,375       62,526         --        15,000           8,641(3)
  President of NATCO -- US              1999     182,404       59,110         --            --           6,400(5)
Robert A. Curcio.....................   2000     175,577       40,268         --        26,667           8,427(3)
  Senior Vice President -- Technology   1999     181,731       48,125         --            --           6,400(5)
  Product Development
David R. Volz Jr. ...................   2000     135,577      105,261         --            --           8,550(3)
  President of TEST                     1999     125,385       93,969         --            --           6,400(5)

---------------

(1) Includes a bonus of approximately $1,248,000 paid in connection with the completion of the Company's initial public offering.

(2) Includes costs paid by the Company for lodging in Houston and the tax gross-up of related costs.

(3) Represents (i) matching contributions of $8,400 made by the Company in 2000 under its 401(k) Savings Plan for each of Messrs. Gregory, McCarthy, Smith and Curcio and $8,192 for Mr. Volz and (ii) life insurance premiums of $828, $851, $241, $150 and $235 for Messrs. Gregory, McCarthy, Smith, Curcio and Volz, respectively.

(4) Includes compensation of $550,500 to Mr. Gregory related to the redemption of an option in 1999 to purchase 75,000 shares of the Company's common stock.

(5) Includes the Company's contractual and discretionary contributions of $6,400 to Messrs. Gregory, McCarthy, Smith, Curcio and Volz, in 1999.

                           OPTION GRANTS DURING 2000

     The following table presents information concerning the grant of options during fiscal year 2000 to the Named Executive Officers to acquire the Company's Common Stock under the Company's Long-Term Incentive Plan. No stock appreciation rights were granted during 2000.

                                         INDIVIDUAL GRANTS
                       ------------------------------------------------------
                       NUMBER OF    % OF TOTAL                                  POTENTIAL REALIZABLE VALUE AT
                       SECURITIES     OPTIONS                                      ASSUMED ANNUAL RATES OF
                       UNDERLYING   GRANTED TO    EXERCISE                       STOCK PRICE APPRECIATION FOR
                        OPTIONS      EMPLOYEES     OR BASE                               OPTION TERM
                        GRANTED      IN FISCAL      PRICE                       ------------------------------
NAME                      (#)          YEAR       ($/SHARE)   EXPIRATION DATE       5%                10%
----                   ----------   -----------   ---------   ---------------   -----------      -------------
Nathaniel A.
  Gregory............    50,000          7%        $ 9.125        May 2, 2010     743,183          1,183,395
C. Frank Smith.......    15,000          2%        $10.000    January 1, 2010     244,334            389,061
Robert A. Curio......    26,667          4%        $10.000    January 1, 2010     434,377            691,673

---------------

(1) The grant-date market value of the securities used for purposes of this calculation is equivalent to the exercise price of the options. Appreciation was calculated based on assumed rates of return and is not intended to represent expected appreciation of the Company's common stock.

                    AGGREGATED OPTION EXERCISES IN 2000 AND
                         FISCAL YEAR-END OPTION VALUES

     The following table presents information concerning stock option exercises for the 2000 fiscal year and unexercised stock options held by the Named Executive Officers as of December 31, 2000.

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                            SHARES                    UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                           ACQUIRED       VALUE     OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END($)
                          ON EXERCISE   REALIZED    ---------------------------   ---------------------------
NAME                          (#)        ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   ---------   -----------   -------------   -----------   -------------
Nathaniel A. Gregory....    665,741     3,349,370     214,363        50,000         611,430            --
Patrick M. McCarthy.....         --            --     154,168        45,833         970,672            --
C. Frank Smith..........         --            --      58,335        23,333         335,675        30,999
Robert A. Curcio........         --            --      26,667        40,000              --            --
David R. Volz, Jr. .....         --            --      50,001        16,666         186,004        61,998

---------------

(1) Represents the market value of the underlying shares of the Company's common stock at the date of exercise less the option exercise price.

(2) Represents the market value of the underlying shares of the Company's common stock at December 31, 2000 ($8.625 per share) minus the exercise price.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Chief Executive Officer of the Company, Mr. Gregory, has an employment agreement that, prior to amendment, entitled him to a bonus equal to 1.5% of the value of the Company upon the occurrence of any sale or public offering of the Company. In July 1999, the Company amended this agreement to eliminate the bonus and, instead, agreed to lend the officer $1,205,000, plus accrued interest at 6% per annum, to purchase 136,832 shares of common stock. Furthermore, the agreement stated that Mr. Gregory would receive a bonus equal to the outstanding principal and interest of this borrowing upon sale or public offering of the Company's stock. In February 2000, and in accordance with this agreement, the Company paid a bonus to Mr. Gregory and recorded compensation expense in the amount of $1,248,000, which represented the balance of principal and interest accrued on the borrowing. Mr. Gregory used the proceeds from this bonus, net of tax, to repay $665,0000 under this obligation. The remaining loan balance accrues interest at 6% annually. In addition, on October 27, 2000, the Company's board of directors agreed to provide a full recourse loan to Mr. Gregory to facilitate the exercise of certain outstanding stock options. This loan matures on July 31, 2003, and provides interest stated at the Company's current borrowing rate, and principal equal to the cost to exercise the options plus any personal tax burdens that result from the exercise. As of December 31, 2000, the balance of the receivable and accrued interest due from Mr. Gregory under both loan arrangements was $1.9 million.

     During 1997, the Company loaned $1,524,571 to a director of the Company, Mr. Winokur, who is an affiliate of Capricorn Holdings, Inc. During 1998, the Company acquired an option to purchase 173,050 shares of the Company's Class A Common Stock from Mr. Winokur at a price of $8.81 per share. At the Company's option, this note could be repaid with shares of common stock of the Company. During February 2000, the Company exercised its option to reacquire the 173,050 shares for $1,524,571 as partial settlement of Mr. Winokur's obligation. The remaining balance of the note was repaid during June 2000.

     In December 1999, the Company entered into an agreement with affiliates,
W. S. Tyler, Incorporated ("Tyler") and Capricorn Holding, Inc., whereby the Company assumed responsibility for the retired employee health and life insurance obligations of Tyler. This liability, as determined by an independent actuarial firm, was $1,063,000 at December 31, 1999. In consideration of this agreement, Tyler paid $400,000 in cash and assigned to the Company a portion of its federal income tax refund due in the amount of $600,000. In February 2000, the Company received approximately $600,000, as settlement of principal and interest due from Tyler.

     The Company paid $75,000 in fees to Capricorn Management during the year ended December 31, 2000, in exchange for certain advisory, research and administrative services, including rental of office space and parking in Connecticut for the Company's Chief Executive Officer, and reception, telephone, computer services and other normal office support related to that space.

           EMPLOYMENT, TERMINATION AND CHANGE OF CONTROL ARRANGEMENTS

     Mr. Gregory serves as the Company's chairman and chief executive officer under an employment agreement. This agreement is renewed annually unless terminated by Mr. Gregory or the Company. The agreement currently provides for an annual base salary in the amount of $400,000, an annual bonus with a target award of 75% of Mr. Gregory's base salary based on such targeted performance criteria, and additional discretionary bonuses as are determined annually by the Company's Board of Directors.

     If the Company terminates Mr. Gregory's employment for any reason other than just cause, Mr. Gregory is entitled to severance pay in accordance with any severance plan or policy that the Company may then have in effect. If Mr. Gregory terminates his employment agreement for any reason, other than for a material breach of the agreement by the Company, Mr. Gregory will not be entitled to receive any bonus compensation or severance pay, and the Company will have no further obligations except to pay base salary previously earned. In addition, in the event of a change in control of the Company, Mr. Gregory will be entitled to a payment equal to 250% of his annual base salary plus his targeted annual bonus.

     The Company has a change of control policy affecting certain senior executive officers that provides these officers 150% of base salary plus accrued bonuses upon a change of control of the Company. The percentage is 200% in the case of Mr. McCarthy. A "change of control" means the acquisition by any party unrelated to Capricorn I or Capricorn II, of 50% or more of the Company's outstanding common stock or securities that may be converted to common stock or assets of the Company. If the acquiring company agrees to employ the Company's executive officers on substantially similar terms, no change of control will occur.

     The Company's senior executive officers participate in an executive severance plan that was adopted by the Company in September 1990. The purpose of the plan is to provide severance pay to the executive if the Company should terminate the executive's employment. The plan covers all senior executives, but does not apply to voluntary separations, terminations for cause, a sale of the Company or the death of the employee. Under this plan, a senior executive would receive severance pay equal to one month's pay for each $10,000 of base salary, up to a maximum of twelve months' pay. Senior executives also receive earned vacation pay at the time of involuntary termination.

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return on the Company's common stock, assuming a $100 investment on the date of inception, to the cumulative total return on the Standard & Poor's 500 Stock Index and Philadelphia OSX Index, an index of oil and gas related companies which represent an industry composite of the Company's peer group, for the period inception, January 28, 2000, to March 30, 2001.

                         FISCAL 2000 PERFORMANCE GRAPH

                                    [GRAPH]

---------------------------------------------------------------------------------------------
                              Amount                   Projected Market Values
                             Invested    ----------------------------------------------------
                             1/28/00     3/31/00    6/29/00    9/29/00    12/29/00    3/30/01
---------------------------------------------------------------------------------------------
 NATCO                         $100       $105       $ 95       $ 86        $ 84       $ 97
 S&P 500                        100        107        104        103          95         82
 OSX                            100        137        132        141         131        125

                      PROPOSAL 2: APPOINTMENT OF AUDITORS

     Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed KPMG LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2001. KPMG LLP has audited the Company's consolidated financial statements since 1989. The Company is advised that KPMG LLP are independent accountants with respect to the Company within the meaning of the Securities Acts administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

     In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representatives desire to do so. The representatives of KPMG LLP will also be available to answer questions and discuss matters pertaining to the Report of Independent Auditors contained in the financial statements in the Company's Form 10-K.

             PROPOSAL 3: APPROVAL OF THE 2001 STOCK INCENTIVE PLAN

     The Company's Board of Directors has adopted the 2001 Stock Incentive Plan (the "2001 Plan"), subject to shareholder approval, as an amendment and restatement of the NATCO Group Inc. 2000 Employee Stock Option Plan (the "2000 Plan"). If approved by stockholders, the 2001 Plan will be effective as of May 25, 2001, options under the new plan will be granted thereafter while the plan is in effect and no options will be granted pursuant to the 2000 Plan. At January 1, 2001, no employees participated in the 2000 Plan. As of April 13, 2001, there were 300,000 shares of common stock available for issuance pursuant to the 2000 Plan and 243,209 shares of common stock were subject to options granted under the 2000 Plan. As of January 1, 2001, the Company had approximately 500 employees that would be eligible to participate in the 2001 Plan.

SUMMARY OF THE PLAN

     Purpose. The purpose of the 2001 Plan is to provide a means through which the Company may attract able persons to: (a) serve as directors or consultants,
(b) enter the employ of the Company, or (c) retain individuals who provide a present or potential contribution to the Company. Stock ownership through the 2001 Plan could strengthen the concern of these individuals for the welfare of the Company and provide additional incentive and reward opportunities to these individuals to enhance the profitable growth of the Company.

     Administration. The 2001 Plan shall be administered by a committee of, and appointed by, the Board of Directors, and shall be comprised of two or more non-employee directors (the "Committee"). The Committee shall have the authority, in its discretion subject to the express provisions of the 2001 Plan, to determine which employees, consultants or directors shall receive an award, the time or times when such awards shall be made, the type of award that shall be made, the number of shares to be subject to each option or restricted stock award, the number of shares subject to or the value of each performance award and the value of each phantom stock award. In making these determinations, the Committee shall take into account the nature of services rendered by the employee, consultant or director, their present and potential contribution to the Company's success and such other factors as the Committee in its sole discretion shall deem relevant. In addition, the Committee shall have additional powers as delegated to it by the 2001 Plan, which include but are not limited to: (a) construe the 2001 Plan and the respective agreements; (b) prescribe rules and regulations related to the 2001 Plan; (c) determine the terms, restrictions and provisions of the agreement related to each award; and (d) to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the 2001 Plan or in any agreement relating to an award in the manner and to the extent it shall deem expedient to carry it into effect.

     Shares Subject to the Plan. The 2001 Plan provides for the issuance of up to an aggregate of 1,000,000 shares of common stock through stock option grants, incentive stock option grants, restricted stock awards, performance awards and phantom stock awards.

     Form of Awards. Awards to employees, consultants or directors may be in the form of (a) the right to purchase a specified number of shares of common stock at a specified price ("Stock Options"), which may be either an incentive stock option intended to comply with section 424 of the Internal Revenue Code, or a nonqualified stock option that does not comply with section 424; (b) restricted stock awards, whereby common stock is reserved for an individual for a specified vesting period until certain forfeiture requirements are met, which may include but are not limited to: (i) the attainment of one or more performance measures; (ii) continued employment with the Company for a specified period of time; (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing; (c) performance awards, whereby an award of a specified number of shares of common stock may be granted based upon the attainment of certain performance criteria, which may include but are not limited to: (i) the price of the Company's common stock; (ii) the Company's earnings per share; (iii) the Company's market share; (iv) the market share of a business unit of the Company as designated by the Committee; (v) the Company's sales; (vi) sales of a business unit; (vii) net income (before or after taxes) of the Company; (viii) cash flow return on investment of the Company or a specified business unit; (ix) earnings before or after interest, taxes, depreciation and/or amortization of the Company or a business unit as designated; (x) the economic value added; (xi) return on stockholder's equity achieved by the Company; (xii) total stockholders' return achieved by the Company; or (xiii) a combination of any of the foregoing; and (d) phantom stock awards, which are rights to receive shares of common stock, or rights to receive an amount equal to any appreciation or increase in the fair market value of common stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. Any awards made pursuant to these arrangements will be governed by an agreement between the individual and the Company, and shall incorporate terms, provisions and other matters deemed appropriate by the Committee. The terms and provisions of these agreements could be determined on an individual basis, and thus, may not be identical.

     Award Limits. The maximum number of shares of common stock that may be subject to options, restricted stock awards and performance awards denominated in shares of common stock granted to any one individual during any calendar year may not exceed 100,000 shares, and the maximum amount of compensation that may be paid under all performance awards denominated in cash (including the fair market value of any shares of common stock paid in satisfaction of such performance awards) granted to one individual during any calendar year may not exceed $1,000,000. Any payment due with respect to a performance award shall be paid no later than 10 years after the date of grant of such performance award. Compensation generated under the plan will constitute "performance-based" compensation for purposes of section 162(m) of the Internal Revenue Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the internal Revenue Code and applicable interpretive authority thereunder, and shares subject to options that are canceled or repriced.

     Change of Control Provisions. The 2001 Plan provides that, if any of several specified corporate changes should occur, the Committee may, in its discretion: (i) accelerate the vesting of outstanding options; (ii) require the surrender of outstanding options in exchange for a cash payment based on a formula specified in the plan; or (iii) make adjustments to outstanding options to reflect the corporate change. For this purpose, the specified corporate changes are: (a) a merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of an entity); (b) a sale, lease or exchange of all or substantially all of the Company's assets; (c) the adoption by the Company's stockholders of a plan of liquidation and dissolution;
(d) the acquisition by a person or group of beneficial ownership of more than 50% of the Company's outstanding capital stock (measured by voting power); or
(e) an election contest in which individuals who were, prior to the election, directors of the Company cease to constitute a majority of the Company's board.

     Although this discussion summarizes the principal terms and conditions of the 2001 Plan, it does not purport to be complete and is qualified in its entirety by reference to the 2001 Stock Incentive Plan which is attached as Appendix B to this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2001 STOCK INCENTIVE PLAN.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and representations from certain reporting persons that the relevant filing requirements applicable to the Company's executive officers, directors and 10% stockholders were complied with during the year ended December 31, 2000, except that (i) an Initial Statement of Beneficial Ownership of Securities on Form 3 was filed late by Mr. Clarke in March 2000;
(ii) a Statement of Changes in Beneficial Ownership on Form 4 for June 2000 was filed one day late by Mr. Hickox; (iii) a Statement of Changes in Beneficial Ownership on Form 4 for January 2000 was filed late by Mr. Smith; and (iv) a Statement of Changes in Beneficial Ownership on Form 4 for November 2000 was filed one day late by Mr. Smith.

                                 OTHER BUSINESS

     The Company has no knowledge of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournments thereof, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxies.

     COPIES OF NATCO GROUP INC.'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS UPON REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, NATCO GROUP INC., 2950 NORTH LOOP WEST, SUITE 700, HOUSTON, TEXAS 77092.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2002 annual meeting of stockholders must be received by the Company at its principal executive office by December 17, 2001, in order for such proposals to be included in the Company's proxy statement and form of proxy for such meeting. Shareholders submitting such proposals are requested to address them to the Secretary, NATCO Group Inc., 2950 North Loop West, Suite 750, Houston, Texas 77092.

     In addition, the Company's Bylaws provide that only such business as is properly brought before the 2002 annual meeting of stockholders will be conducted. For business to be properly brought before the meeting or nominations of persons for election to the Board of Directors to be properly made at the annual meeting by a stockholder, notice must be received by the Secretary at the Company's offices not later than the close of business on the 40th day prior to such annual meeting. The notice to the Company must also provide certain information set forth in the Bylaws. A copy of the Bylaws may be obtained upon written request to the Secretary.

          ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE
               ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                            By order of the Board of Directors,

                                            /s/ J. Michael Mayer
                                            J. Michael Mayer
                                            Senior Vice President and
                                            Chief Financial Officer

April 16, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal and regulatory compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

                                NATCO GROUP INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

  I. Purpose

     - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

        i. Review and appraise the audit efforts of the Corporation's independent accountants and any internal audit function that may be utilized.

     - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, if any, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Chapter.

  II. Composition

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

  III. Meetings

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department, if applicable, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial statements consistent with IV.4. below.

  IV. Responsibilities and Duties

     To fulfill its responsibilities and duties the Audit Committee shall:

     DOCUMENTS/REPORTS REVIEW

          1. Review and update this Charter periodically, at least annually, as conditions dictate.

          2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants with management and the independent accountants.

          3. Based on the Committee's reviews and discussions, make recommendations to the Board as to whether the annual audited financial statements should or should not be included in the Corporation's Annual Report on Form 10-K.

          4. Review any regular internal reports to management prepared by the internal auditing department and management's responses, if an internal auditing department exists.

          5. Review with financial management and the independent accountants the Corporation's Form 10-Q prior to its filing and the Corporation's quarterly summary financial results prior to the release of quarterly earnings. The Chair of the Committee or his designee may represent the entire Committee for purposes of this review.

     INDEPENDENT ACCOUNTANTS

          6. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant's independence.

          7. Review the performance of the independent accountants together with the Board and recommend to the Board any proposed discharge of the independent accountants when circumstances warrant.

          8. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

          9. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          10. Discuss procedures performed by the independent accountants pursuant to Section 10A(a) of the Securities Exchange Act of 1934 and the results of such procedures and obtain assurances from the independent accountants that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

     FINANCIAL REPORTING PROCESSES

          11. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

          12. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

          13. Consider and approve, if appropriate, major changes to the Corporation's internal controls and auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

     PROCESS IMPROVEMENT

          14. Establish regular and separate systems or reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management preparation of the financial statements and the view of each as to appropriateness of such judgments.

          15. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          16. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements, and any management letter provided by the auditor and management's response to that letter.

          17. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation or changes or improvements, as decided by the Committee).

     ETHICAL, REGULATORY AND LEGAL COMPLIANCE

          18. Review and update periodically the "Business Code of Ethics" and ensure that management has established a system to enforce this Code.

          19. Obtain reports from management with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

          20. Review activities, organizational structure, and qualifications of the internal audit department, if any.

          21. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

          22. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the organization's financial statements.

          23. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

     While the Audit Committee has the responsibility and power set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and/or the independent auditors.

                                                                      APPENDIX B

                                NATCO GROUP INC.

                           2001 STOCK INCENTIVE PLAN

  I. Background; Effect of Amendment and Restatement of the Plan; Purpose of the Plan

     Background and Effect of Amendment and Restatement of the Plan. The NATCO Group Inc. 2000 Employee Stock Option Plan (the "Plan") was adopted by the Board of Directors of NATCO Group Inc., a Delaware corporation (the "Company"), on November 9, 2000. The plan as set forth herein constitutes an amendment and restatement of the Plan as previously adopted by the Company, and shall supersede and replace in its entirety such previously adopted plan. This amendment and restatement of the Plan shall be effective as of May 25, 2001, provided this amendment and restatement of the Plan is approved by the stockholders of the Company on such date at the Company's 2001 Annual Meeting of Stockholders. No Awards may be granted under the Plan prior to approval of this amendment and restatements of the Plan by the stockholders of the Company other than Options authorized under the terms of the Plan prior to its amendment and restatement. If this amendment and restatement of the Plan is not so approved by the stockholders, then no Awards shall be granted under the Plan on or after May 25, 2001.

     Purpose of the Plan. The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, and Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant, or Director as provided herein.

  II. Definitions

     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

     "Affiliate" means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

     "Award" means, individually or collectively, any Option, Restricted Stock Award, Performance Award, or Phantom Stock Award.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     "Committee" means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

     "Common Stock" means the common stock, par value $0.01 per share, of the Company, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph XI.

     "Company" means NATCO Group Inc., a Delaware corporation.

     "Consultant" means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

     "Corporate Change" shall have the meaning assigned to such term in Paragraph XI(c) of the Plan.

     "Director" means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

     An "employee" means any person (including a Director) in an employment relationship with the Company or any Affiliate.

     "Fair Market Value" means, as of any specified date, the mean of the high and low sales prices of the Common Stock reported by (i) the National Market System or NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     "Incentive Stock Option" means an incentive stock option within the meaning of section 422 of the Code.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "Option" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

     "Option Agreement" means a written agreement between the Company and a Participant with respect to an Option.

     "Participant" means an employee, Consultant, or Director who has been granted an Award.

     "Performance Award" means an Award granted under Paragraph IX of the Plan.

     "Performance Award Agreement" means a written agreement between the Company and a Participant with respect to Performance Awards.

     "Phantom Stock Award" means an Award granted under Paragraph IX of the Plan.

     "Phantom Stock Award Agreement" means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

     "Plan" means the NATCO Group Inc. 2001 Stock Incentive Plan, as amended from time to time.

     "Restricted Stock Agreement" means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

     "Restricted Stock Award" means an Award granted under Paragraph VIII of the Plan.

     "Rule 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

     "Stock Appreciation Right" shall have the meaning assigned to such term in Paragraph VII(d) of the Plan.

  III. Duration of the Plan

     No further Awards may be granted under the Plan after 10 years from the date this amendment and restatement of the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have bested or been forfeited, and all Performance Awards and Phantom Stock Awards have been satisfied or expired.

  IV. Administration

     Composition of Committee. The Plan shall be administered by a committee or, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term "outside directors" as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term "Non-Employee Director" as defined in Rule 16b-3).

     Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option or Restricted Stock Award, the number of shares subject to or the value of each Performance Award, and the value of each Phantom Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company's success and such other factors as the Committee in its sole discretion shall deem relevant.

     Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

  V. Shares Subject to the Plan; Award Limits; Grant of Awards

     Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 1,000,000 shares (which shall include the shares authorized under the Plan prior to this amendment and restatement). Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award or (ii) to the extent an Award denominated in shares of Common Stock is settled in cash. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options, Restricted Stock Awards and Performance Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 100,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding), and the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of

Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $1,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award. The limitations set forth in the preceding sentence shall be applied in a manner that will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

     Grant of Awards. The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

     Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

  VI. Eligibility

     Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, or any combination thereof.

  VII. Stock Options

     Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

     Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative.

     Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefore ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefore in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable)[; provided, however, that, except as provided in Paragraph XI, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price)].

     Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XI, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

     Shareholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant's name.

     Options and Rights in Substitution for Options Granted by Other
Employers. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

  VIII. Restricted Stock Awards

     Forfeiture Restrictions To Be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee that are based on
(1) the price of a share of Common Stock, (2) the Company's earnings per share,
(3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on stockholders' equity achieved by the Company, or (12) the total stockholders' return achieved by the Company, (ii) the Participant's continued employment with the Company or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

     Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

     Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

     Committee's Discretion to Accelerate Vesting of Restricted Stock
Awards. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Subparagraph, the Committee may not take any action described in this Subparagraph with respect to a Restricted Stock Award that has been granted to a "covered employee" (within the meaning of Treasury Regulation section 1.162-27(c)(2) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.

     Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of Subparagraph (d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not consistent with the provisions of the Plan.

  IX. Performance Awards

     Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, the number of share of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

     Performance Measures. A Performance Award shall be awarded to a Participant contingent upon future performance of the Company of any Affiliate, division, or department thereof during the performance period. The Committee shall establish the performance measures applicable to such performance either
(i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee,
(10) the economic value added, (11) the return on stockholders' equity achieved by the Company, (12) the total stockholders' return achieved by the Company, or
(13) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures.

     Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Participant's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant's Performance Award during the performance period.

     Payment. Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date.

     Termination of Award. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee.

     Performance Award Agreements. At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.

  X. Phantom Stock Awards

     Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award.

     Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

     Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

     Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

     Termination of Award. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director of the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

     Phantom Stock Award Agreements. At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.

  XI. Recapitalization or Reorganization

     No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any Affiliate's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

     Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated,
(iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution of such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, or
(3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

     Change of Control Value.  For the purposes of clause (2) in Subparagraph
(c) above, the "Change in Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     Other Changes in Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XI, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, the aggregate number of shares available under the Plan and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted by the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, except as otherwise provided by the Committee, upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by selected

Participants of some or all of the outstanding Performance Awards and Phantom Stock Awards as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Performance Awards and Phantom Stock Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value of such Performance Award or Phantom Stock Award which, in the event the applicable performance or vesting period set forth in such Performance Award or Phantom Stock Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.

     Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.

     No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

  XII. Amendment and Termination of the Plan

     The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, [(a)] amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan or change the class of individuals eligible to receive Awards under the Plan[, or (b) amend or delete the final sentence of Paragraph VII(d)].

  XIII. Miscellaneous

     No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Performance Award or a right to a Phantom Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfounded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

     No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

     Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

     No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action that is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

     Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to an qualified domestic relations order as defined by the Code of Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

     GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

PROXY

                                NATCO GROUP INC.
                        2950 NORTH LOOP WEST, SUITE 700
                               HOUSTON, TX 77027

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel R. Carter and J. Michael Mayer, and each of them, with full power of substitution to vote the shares of NATCO GROUP Inc. Common Stock which the undersigned may be entitled to vote, and with all power the undersigned would possess, if personally present at the annual meeting of stockholders of NATCO GROUP Inc. to be held at the Sheraton Houston Brookhollow Hotel, 3000 North Loop West, Houston, Texas on the 24th day of May 2001, at 10:00 a.m. local time, and any adjournment thereof.

PLEASE MARK THIS PROXY AS INDICTED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE, NO BOXES NEED TO BE CHECKED.

                    (TO BE DATED AND SIGNED ON REVERSE SIDE)



-------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

                                                              PLEASE MARK
                                                              YOUR VOTE AS   [X]
                                                              INDICATED IN
                                                              THIS EXAMPLE.

1. Proposal to elect two (2) Class III members of the Board of Directors to hold office for three-year terms expiring at the annual meeting of the stockholders in 2004, and until their respective successors have been duly elected and qualified.

      FOR ALL NOMINEES               WITHHOLD                Nominees: Nathaniel A. Gregory, Herbert S. Winokur, Jr.
    LISTED TO THE RIGHT             AUTHORITY                (INSTRUCTION: To withhold authority to vote for any individual
     (EXCEPT AS MARKED       TO VOTE FOR ALL NOMINEES        nominee, write that nominee's name in the space provided below.)
      TO THE CONTRARY)          LISTED TO THE RIGHT
          [ ]                          [ ]                   ---------------------------------------------------------------

2. To ratify the Board of Director's appointment             3. Proposal to approve the    4. In their discretion the proxies
   of KPMG LLP, as independent accountants                      2001 Stock Incentive Plan.    are authorized to vote upon such
   for the year ending December 31, 2001.                                                     other business as may properly come
                                                                                              before this meeting.

     FOR      AGAINST        ABSTAIN                          FOR    AGAINST    ABSTAIN        FOR      AGAINST        ABSTAIN
     [ ]        [ ]            [ ]                            [ ]      [ ]        [ ]          [ ]        [ ]            [ ]

                                                                                            Dated:                        , 2001
                                                                                                  ------------------------



                                                                                            --------------------------------------
                                                                                            Signature


                                                                                            --------------------------------------
                                                                                            Signature

                                                                                            (Please sign exactly and as fully as
                                                                                            your name appears on your stock
                                                                                            certificate. If shares are held
                                                                                            jointly, each stockholder should sign.
                                                                                            When signing as attorney, executor,
                                                                                            administrator, trustee or guardian,
                                                                                            please give full title to such.)

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o